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                                                                   EXHIBIT 10.23

                            MANUFACTURING AGREEMENT


     AGREEMENT dated as of the 6th day of April 1998 between WILLIAMS ELECTRONICS GAMES, INC. ("WEG"), a Delaware corporation, and MIDWAY GAMES INC. ("Midway"), a Delaware corporation, each with an address at 3401 North California Avenue, Chicago, Illinois 60618.


                             W I T N E S S E T H :

     WHEREAS, on the date hereof, WMS Industries Inc. ("WMS") is distributing (the "Distribution") all of its shares of Midway's common stock to holders of the shares of WMS' common stock outstanding on March 31, 1998;

     WHEREAS, prior to the Distribution, Midway has been a majority-owned subsidiary of WMS;

     WHEREAS, the parties formerly provided for certain arrangements whereby WEG, an indirect, wholly-owned subsidiary of WMS, has been providing certain services to Midway and its subsidiaries (collectively, hereinafter, "Midway") pursuant to a Manufacturing and Services Agreement, dated as of July 1, 1996 (the "1996 Agreement"); and

     WHEREAS, the parties desire to set forth the terms of continuing arrangements under which, following the Distribution, WEG shall continue to provide certain manufacturing and related services to Midway.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound, the parties hereby agree as follows:

1.   CERTAIN DEFINITIONS.
     1.1 The following terms as used in this Agreement shall have the meanings set forth below:

          1.1.1 "Common Parts" means those parts designated as such from time to time by Midway and usable by WEG in the manufacture of any of WEG's products.


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          1.1.2 "Unique Parts" means video terminals, CPU boards, cabinets and the other parts designated as such from time to time by Midway.

     1.2  Unless the context otherwise requires

          1.2.1 Words used in the singular include the plural and words used in the plural include the singular;

          1.2.2 "including" means including without limitation; and

          1.2.3 "herein", "hereto" and "hereunder" shall refer to this Agreement as a whole and not to any particular paragraph or section.

2. EFFECTIVE DATE AND TERM; TERMINATION OF THE 1996 AGREEMENT. This Agreement is effective as of April 6, 1998 and shall continue in effect for a period of three years and for successive renewal periods of six months each; provided, however, that this Agreement may be terminated by either party for any reason upon six months' prior written notice or otherwise earlier terminated pursuant to Section 10 hereof. This Agreement supersedes the 1996 Agreement, which is hereby terminated.

3.   COOPERATION.   Each of WEG and Midway shall cooperate with the other to
develop an even flow of production and to otherwise effectuate this Agreement in a manner which will minimize layoffs, rehiring, training and line switching and which will generally minimize costs and expenses with respect to activities at WEG's facilities located Waukegan, Illinois (the "Waukegan plant").

4.   MANUFACTURING OF COIN-OPERATED VIDEO GAMES.
     4.1 Coin-operated video games and kits shall be assembled for Midway by WEG at the Waukegan plant. Midway shall give WEG purchase orders specifying a delivery schedule. Within three business days of its receipt of a purchase order, WEG shall either confirm the delivery schedule or offer an alternative schedule, which Midway may reject. The parties shall review all open purchase orders weekly to adjust delivery schedules to permit orderly production



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scheduling.

     4.2 Midway may use other sources of manufacture if WEG is unable or unwilling to meet requested delivery schedules and specifications, industry standards of quality or competing bona fide quotes.

     4.3 WEG shall allocate 65% of its combined production and storeroom square footage at the Waukegan plant in order to perform its obligations hereunder. Every six months, the parties shall review the percentage allocation and, if both parties agree, the percentage to be used with respect to Midway shall be increased or decreased.

5.   INDUSTRIAL ENGINEERING AND ENGINEERING SUPPORT.
     5.1 Midway shall conduct its own design and engineering of coin-operated video games, including programming, graphic design, electrical engineering, sound engineering and model shop engineering. Midway shall supply to WEG all designs, artwork, parts lists, blueprints, software and other intellectual property needed to manufacture the coin-operated video games.

     5.2 Certain production engineering activities, such as designing the process required for the assembly of each game, creating work station profiles and quality control of incoming parts and the assembly process shall be provided to Midway by WEG. The costs of these development activities for the benefit of Midway conducted by WEG employees shall be charged to Midway pursuant to Section 8 hereof.

     5.3 Midway engineers shall generate any engineering change notices ("ECNs") necessary for the modification of the video games and shall be responsible for communicating these changes to the WEG scheduling managers and materials planners.

     5.4 Notwithstanding anything to the contrary herein, WEG shall bear the cost of reworking products to the extent that such rework is caused by manufacturing process errors of WEG. Midway, on the other hand, shall pay the cost of resources used by WEG to comply with ECNs or otherwise to accommodate manufacturing process or schedule changes requested by Midway.



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6.   PURCHASING, WAREHOUSING AND INVENTORY INSPECTIONS.
     6.1 Common Parts shall be purchased by WEG and delivered to the Waukegan plant on time to meet the schedules set forth in the Midway purchase orders, confirmed by WEG. Unique Parts shall be purchased by Midway and delivered at Midway's cost to the Waukegan plant on time to meet the schedules set forth in the purchase orders. If Midway changes the designation of a Common Part to a Unique Part, WEG may require Midway to purchase the inventory of such part at WEG's cost.

     6.2 When parts shipments arrive at the Waukegan plant, parts shall be counted and inspected by WEG on a test basis to ensure that the right number and quality of parts have been delivered to the plant. WEG shall receive and warehouse Common Parts and Unique Parts and shall be responsible for tracking such materials through the completion of assembly. Title to the assembled video games shall pass to Midway upon the completion of assembly. Midway shall arrange for warehousing of finished goods promptly after completion. In the event that Midway and WEG agree that WEG shall warehouse any finished goods, costs shall be charged to Midway pursuant to Section 8 hereof.

     6.3 Upon the request of Midway, WEG shall perform a physical inventory of Unique Parts on no more than two occasions per fiscal year of WEG. Midway may perform cycle counts at any and all reasonable times. Midway shall bill WEG for any shortages discovered. If WEG disputes the accuracy of any such bill, WEG shall nevertheless pay the invoiced charges on a timely basis, and if such dispute remains unresolved for 60 days, may submit such dispute to a "Big Six" accounting firm mutually acceptable to Midway and WEG for resolution, whose decision shall be final. The cost of such submission shall be borne by WEG; provided, however, that if such review indicates a discrepancy in WEG's favor of ten percent (10%) or greater, such cost shall be borne by Midway. If WEG fails to dispute an annual statement or explanation thereof (of actual charges) within 60 days after receipt of the statement from Midway, WEG shall be deemed to accept such charges, provided that WEG shall not be deemed to accept such charges in the event WEG's dispute thereof is premised upon Midway's willful misconduct,


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malfeasance or fraud.

7. SHIPPING. WEG shall package the finished games and perform dock services such as loading trailers and entering the shipment into the bar code-based finished inventory management system, all in accordance with Midway's instructions. Midway shall prepare the bills of lading.

8.   BILLING AND PAYMENT PROCEDURES.
     8.1 Midway shall pay for Common Parts used in video games upon the completion of assembly at WEG's actual costs plus 9%.

     8.2 Midway shall pay for actual direct labor identified to Midway products plus fringe benefits at WEG's actual rates plus 9%.

     8.3 The Waukegan plant's operating costs shall be either identified as Midway costs and charged to Midway or allocated to Midway based upon the percentage of the floor space allocated to Midway pursuant to Section 4.3 hereof or shall be otherwise allocated as the parties shall agree. Such allocated costs include, without limitation, manufacturing costs, materials management costs, quality assurance costs and administration costs. WEG shall supply to Midway an annual budget covering such operating costs by June 1 of each year. The budget shall be updated quarterly on each September 20, December 20 and March 20. The operating amount included in the payments made pursuant to Section 8.4 hereof shall be constant during each quarter, regardless of the actual production during the payment period.

     8.4 All costs of WEG to be paid by Midway as described in this Agreement shall be increased by a 9% fee. Materials, direct labor and fringe benefits shall be billed on a daily basis, and operating costs shall be billed to Midway twice per month on the last and 15th day of each month pursuant to a statement of actual (where known) and estimated charges, based on WEG's good faith
estimates, subject to reconciliations, as described in Section 8.5.   The
statement of charges shall include reasonably detailed explanation of such actual and estimated charges. Midway shall pay all such charges twice per month within five days of the receipt of the



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statement for operating costs.

     8.5 Within 20 days after the end of each of the first three fiscal quarters of each year, and annually within 10 days after completion of WEG's independent annual audit, WEG shall provide Midway with a reconciliation statement reflecting actual costs identified or allocated to Midway during such quarter or year under this Agreement and payments in respect thereof, together with a reasonably detailed explanation of such reconciliation. Midway or WEG, as the case may be, shall pay the amount reflected on such reconciliation statement within five days after receipt thereof by Midway.

     8.6 If Midway disputes the accuracy of any quarterly or annual reconciliation statement or explanation submitted by WEG, Midway shall nevertheless pay the invoiced charges on a timely basis, and if such dispute remains unresolved for 60 days, may submit such dispute to a "Big Six" accounting firm mutually acceptable to Midway and WEG for resolution, whose decision shall be final. The cost of such submission shall be borne by Midway; provided, however, that if such review indicates a discrepancy in Midway's favor of ten percent (10%) or greater, such costs shall be borne by WEG. If Midway fails to dispute an annual statement or explanation thereof (of actual charges) within 60 days after receipt of the statement from WEG, Midway shall be deemed to accept such charges, provided that Midway shall not be deemed to accept such charges in the event Midway's dispute thereof is premised upon WEG's willful misconduct, malfeasance or fraud.

9.   DUTY OF CARE; INSURANCE; INDEMNIFICATION.
     9.1 WEG shall provide its services hereunder in accordance with its standard policies, procedures and practices as the same may exist from time to time and in a professional and workmanlike manner. WEG shall promptly repair, at WEG's cost, or replace any defective or damaged units where the defect or damage results from poor workmanship or handling by WEG, and WEG shall promptly pay or reimburse Midway for any costs resulting from the same, excluding lost revenues and other consequential damages. WEG shall maintain product liability and comprehensive general liability insurance in amounts mutually agreeable to WEG and


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Midway.

     9.2 WEG shall not be liable for any loss, damage, claim, action or proceeding ("Loss") suffered by Midway, unless such Loss arises from or is caused by WEG's negligence, fraud or willful misconduct, and WEG agrees to indemnify, defend and hold harmless Midway (and its directors, officers, employees and agents) from any Loss arising from such negligence, fraud or willful misconduct.

     9.3 Midway agrees to indemnify, defend and hold harmless WEG (and its directors, officers, employees and agents) from any Loss asserted by or on behalf of third parties relating to the provision of services hereunder other than any Loss caused by WEG's negligence, fraud or willful misconduct.

     9.4 The party required to indemnify hereunder (the "Indemnitor"), upon demand by the other party (the "Indemnitee"), at the Indemnitor's sole cost and expense, shall resist or defend against any Loss arising from this Agreement that is asserted against the Indemnitee (in the Indemnitee's name, if necessary), using such attorneys as the Indemnitee shall approve, which approval shall not be unreasonably withheld or delayed. The Indemnitor shall not settle or compromise any Loss on behalf of the Indemnitee without the written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. If, in the Indemnitee's reasonable opinion there exists a conflict of interest which would make it inadvisable to be represented by counsel for the Indemnitor, the Indemnitor and the Indemnitee shall jointly select acceptable attorneys, and the Indemnitor shall pay the reasonable fees and disbursements of such attorneys.

10. DEFAULT. If either party materially defaults hereunder or under Paragraph 2 of that certain Confidentiality and Non-Competition Agreement between WMS and Midway dated as of April 6, 1998, the non-defaulting party may terminate this Agreement effective immediately (subject to the cure periods set forth below) upon written notice to the defaulting party. The non-defaulting party shall be entitled to all remedies provided by law or equity (including reasonable attorneys' fees and costs of suit incurred), except as specifically limited by the provisions of Section 9 hereof. The following events shall be deemed to be material defaults hereunder:



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     (a) Failure by either party to make any payment required to be made to the other hereunder, which failure is not remedied within ten days after receipt of written notice thereof;

     (b) Except as otherwise provided herein, failure by either party substantially to perform in accordance with the terms and conditions of this Agreement, which failure is not remedied within 20 days after receipt of written notice from the other party specifying the nature of such default; or

     (c) (i) Filing of a voluntary bankruptcy petition by either party; (ii) filing of an involuntary bankruptcy petition against either party which is not stayed or dismissed within 60 days; (iii) assignment for the benefit of creditors made by either party; or (iv) appointment of a receiver for either party or any material part of its property.

11. FORCE MAJEURE. Except as specifically set forth in this Agreement, WEG and Midway shall incur no liability to each other, and no default shall be deemed to occur, due to a failure to perform under the terms and conditions of this Agreement resulting from fire, flood, war, strike, lock-out, work stoppage or slow-down, labor disturbance, power failure, major equipment breakdown, riot, acts of God, acts of United States' enemies, laws, orders or at the insistence or result of any governmental authority or any other delay beyond each other's reasonable control.

12.  MISCELLANEOUS.
     12.1 Neither party shall, without the prior written consent of the other, assign any rights or delegate any obligations under this Agreement, such consent not to be unreasonably withheld, conditioned or delayed, except that WEG may assign any such rights or delegate any such obligations to WMS or any of its subsidiaries.

     12.2 The headings used in this Agreement are inserted only for the purpose of convenience and reference, and in no way define or limit the scope or intent of any provision or part hereof.

     12.3 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing herein, expressed or implied, shall be construed to give any other person any legal or equitable rights hereunder. No



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person shall be deemed to be a third party beneficiary of this Agreement.
Nothing herein shall be construed to be an admission or waiver of any rights, claims and defenses the parties may have against third parties, which rights, claims and defense the parties specifically reserve.

     12.4 All notices and other communications hereunder shall be in writing and shall be delivered by hand, by facsimile or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth on the first page of this Agreement (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received.

     12.5 WMS and Midway each shall take such actions and execute such documents and instruments as may be reasonably requested by the other party to implement the terms and provisions of this Agreement.

     12.6 All controversies and disputes arising out of or under this Agreement shall be determined pursuant to the laws of the State of Illinois, United States of America, regardless of the laws that might be applied under applicable principles of conflicts of laws.

     12.7 This Agreement constitutes the entire understanding between the parties hereto (and supersedes all prior written or oral communications) relating to the subject matter covered in this Agreement. No amendment, modification, extension or failure to enforce any condition of this Agreement by either party shall be deemed a waiver of any of its rights herein. This Agreement shall not be amended except by a writing executed by all the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     WILLIAMS ELECTRONICS GAMES, INC.



                                     By: /s/ Harold H. Bach, Jr.
                                         ____________________________________
                                         Name:  Harold H. Bach, Jr.
                                         Title: Sr. Vice President-Finance




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                                               MIDWAY GAMES INC.


                                               By: /s/ Neil D. Nicastro
                                                   __________________________
                                                   Name:  Neil D. Nicastro
                                                   Title: President













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                                  GUARANTY

     WMS Industries Inc. does hereby guaranty all of the performance and financial obligations of WEG under this Agreement to which this Guaranty is affixed. This Guaranty is unconditional, irrevocable, continuing and without limitation, and shall be binding upon the successors and assigns of the undersigned.


                                         WMS INDUSTRIES INC.



                                         By: /s/ Harold H. Bach, Jr.
                                             ________________________________
                                             Name:  Harold H. Bach, Jr.
                                             Title: Vice President-Finance













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